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Exhibit 23.1

                    [Letterhead of D.R. Maxfield & Company]

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We consent to the use in this Registration Statement on Form S-2 amending
Form S-4, of our report included herein dated February 17, 2000, relating to the consolidated financial statements of United Financial Banking Companies and subsidiaries, to the incorporation by reference of such report included in the Company's 1999 annual report on Form 10-KSB and to the reference to our Firm under the caption "Experts" in the Prospectus.


                                    /s/ D.R. Maxfield & Company

                                    D.R. MAXFIELD & COMPANY

Fairfax, Virginia
June 20, 2000